                                                                    EXHIBIT 3.18
                         REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") made as of this 12th day of November, 1999, by and among INTERNATIONAL MENU SOLUTIONS CORPORATION, a corporation incorporated under the laws of the State of Nevada (sometimes referred to herein as "IMSC" or the "Company") and HUXTABLE'S FOODS, LLC., a Delaware limited liability company (the "Vendor"),

WHEREAS:

A. In accordance with the terms and conditions of the Asset Purchase Agreement, dated as of November 12, 1999 (the "Asset Purchase Agreement") by and among the Company, International Menu Solutions USA, Inc. (the "Purchaser"), a Delaware corporation and a wholly-owned subsidiary of the Company, and the Vendor, the Company has agreed to issue to the Vendor in partial payment of the Purchase Price for the Purchased Assets (each as defined in the Asset Purchase Agreement) certain shares of Common Stock in IMSC; and

B. As a condition to the Closing under the Asset Purchase Agreement, the Company has agreed to provide certain registration rights under the United States Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act");

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Vendor hereby agrees as follows:

1. DEFINITIONS.

      Unless otherwise defined in this agreement or in the recitals hereto, the following terms shall be deemed to have the following meanings:

      a. "Common Stock" means common shares in the capital stock of the Company;

      b. "Person" means any corporation, limited liability company, association, partnership, organization, business, individual or governmental agency;

      c. "Register", "registered", and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC (as defined below);

      d. "Registrable Securities" means that number of shares of Common Stock as is properly issuable from time to time to the Vendor or its members pursuant to the Asset Purchase Agreement, as adjusted from time to time to reflect subdivisions, consolidations and changes to the Common Stock from time to time;

      e. "Registration Statement" means a registration statement of the Company filed under the 1933 Act;

      f. "SEC" means the United States Securities and Exchange Commission or any successor entity.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.

2. REGISTRATION PROVISIONS.

2.1 If the Company, at any time within a period of either (a) four (4) years from the date hereof to the extent that the Vendor elects to receive the 2001 Final Payment pursuant to Section 205(c) of the Asset Purchaser Agreement or (b) five (5) years from the date hereof to the extent that the Vendor elects to receive the 2002 Final Payment pursuant to Section 2.05(e) of the Asset Purchase Agreement, proposes to register any of its Common Stock under the 1933 Act on any forms other than on Form S-4 or S-8, or any successor or similar forms, and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to the Vendor of its intention to effect such a registration and shall include (subject to the provisions hereof) in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 business days after the receipt of the Company's notice.

2.2 If a Piggyback Registration is an underwritten primary distribution registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such distribution or registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company or without adversely affecting the marketability of the offering, the Company shall include in such distribution or registration all or a portion of the following securities in the following priority to the extent that the managing underwriters deem advisable; (i) first, the securities the Company proposes to sell; (ii) second, those securities granted to any party or parties which obtained or subsequently obtain piggyback rights superior to the Vendor and is exercising such rights; and (iii) third, the Registrable Securities of the Vendor requested to be included in such registration, pro rata with the applicable securities of any party or parties holding piggyback rights equal to the rights of the Vendor and is exercising such rights.

2.3 If a Piggyback Registration is an underwritten secondary distribution or registration on behalf of holders of the Company's securities or securities convertible into the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such distribution or registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such distribution or registration, the Company shall include in such registration or distribution securities in the following priority to the extent that the managing underwriters deem advisable: (i) first, the securities requested to be included therein by the holders requesting such distribution or registration; and (ii) second, the Registrable Securities requested to be included in such distribution or registration.

2.4 It is hereby expressly agreed by the parties hereto that all of the Vendor's rights and privileges as set forth in this Section 2 and elsewhere herein shall enure to the benefit of and may be exercised by the Vendor both in respect of shares of Common Stock which it may hold at the relevant time and in respect of shares of Common Stock which it may hold in the future pursuant to the Asset Purchase Agreement, provided that, in such latter case, at the time that they exercise the rights and privileges as set forth in this Section 2 or elsewhere herein, they also covenant in favor of the Company to deliver the appropriate number of shares of Common Stock to the relevant parties at the relevant time.

3. ADDITIONAL REGISTRATION PROCEDURES.

3.1 The Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus(es) used in connection with the Registration Statement, which prospectus(es) are to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement effective at all times during the applicable periods specified herein, and, during each such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement (as such securities may be split, reverse split or otherwise changed from time to time in order to give full effect to any stock dividends or similar transaction applicable to the Registrable Securities). The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

3.2 The Company shall furnish to the Vendor without charge promptly after the same is prepared and filed with the SEC copies of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, and the prospectus(es) included in such Registration Statement, in such numbers as the Vendor may reasonably request.

3.3 The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Vendor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

3.4 The Company shall hold in confidence and not make any disclosure of information concerning the Vendor provided to the Company unless: (i) disclosure of such information is necessary to comply with federal or state securities laws; (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement; (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction; or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement. The Company agrees that it shall, upon learning the disclosure of such information concerning the Vendor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Vendor and allow the Vendor, at the Vendor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.5 The Company shall furnish, without charge, to the Vendor such number of prospectuses and other documents incident thereto as the Vendor from time to time reasonably requests in writing in order to facilitate the disposition of the Registrable Securities in accordance with the plan of disposition set forth for the Vendor in the Registration Statement of which such prospectus forms a part.

3.6 The Company shall notify the Vendor promptly and (if requested by the Vendor) confirm such notice in writing (i) when a Registration Statement or post-effective amendment to a Registration Statement has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension or threat of suspension of the qualification of any of the Registrable Securities for sale in any state in which such sale has previously been qualified or the initiation of any proceeding for such purpose, or (iv) of the occurrence of any event which makes any statement made in the Registration Statement, any prospectus or any document incorporated therein by reference untrue or which requires any revisions to the Registration Statement or prospectus so that they do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.7 The Company shall, upon the occurrence of any event referred to in Section 3.6(iv) above, use its reasonable best efforts to promptly prepare a post-effective amendment to the applicable Registration Statement or supplement to the related prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

3.8 The Company shall cause all such Registrable Securities to be listed on each securities exchange on which the Common Stock are then listed.

4. OBLIGATIONS OF THE VENDOR.

4.1 At least twenty (20) days prior to the first anticipated filing of the Registration Statement, the Company shall notify the Vendor in writing of the information the Company requires from the Vendor if the Vendor elects to have any of its Registrable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Vendor shall furnish to the Company such information regarding itself, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

4.2 The Vendor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Vendor has notified the Company in writing of the Vendor's election to exclude all of the Vendor's Registrable Securities from the Registration Statement.

5. INDEMNIFICATION AND CONTRIBUTION.

      a. IMSC shall indemnify and hold harmless the Vendor, its members, managers, directors and officers (if any), each underwriter, within the meaning of the 1933 Act, who may purchase from or sell for the Vendor any Registrable Securities and any person or entity who "controls" any of the foregoing within the meaning of the 1933 Act (each, a "Seller") from and against any and all losses, claims, damages, liabilities and expenses (including without limitation, amounts paid in settlement of any litigation, commenced or threatened, or claim based upon matters covered by the indemnities provided for in this sentence, and expenses reasonably incurred in defending against any such commenced or threatened litigation or claims), joint or several, to which such Seller may become subject which arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to IMSC by such Seller expressly for use therein.

      b. Each Seller, severally and not jointly, shall be obligated to indemnify IMSC, its directors and officers and each person, if any, who "controls" IMSC within the meaning of the 1933 Act (each, an "IMSC Affiliate"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, amounts paid in settlement of any litigation, commenced or threatened, or claim based upon matters covered by the indemnities provided for in this sentence, and expenses reasonably incurred in defending against any such commenced or threatened litigation or claims), joint or several, to which such IMSC Affiliate may become subject which arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or other document incidental to any registration, qualification or compliance (or in any written related registration statement, notification or the like) required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, based upon information furnished in writing to IMSC by a Seller expressly for use therein.

      c. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party hereunder, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of its election so to assume the defense of such action. the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the provision of the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      d. If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the unindemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6. EXPENSES OF REGISTRATION.

Except for any underwriting discount or commission attributable to the Registrable Securities sold by the Vendor, all expenses of any nature incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 shall be borne by the Company.

7. REPORTS UNDER THE 1934 ACT.

With a view to making available to the Vendor the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Vendor to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its commercially reasonable efforts to:

      a. make and keep public information available, as those terms are understood and defined in Rule 144;

      b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

      c. furnish to the Vendor so long as the Vendor owns Registrable Securities promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and, (iii) such other information as may be reasonably requested to permit the Vendor to sell the Registrable Securities pursuant to Rule 144 without registration.

8. AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Vendor. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon the Vendor and the Company.

9. GENERAL.

      a. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) the business day following the date sent by facsimile (with receipt confirmed); (iii) three (3) days after being sent by certified or registered mail, return receipt requested, or (iv) one (1) business day after deposit with an internationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers of such communications shall be:

            If to the Company:

            International Menu Solution Corporation
            350 Creditstone Road
            Concord, Ontario
            L4K 3Z2
            Attention: Michael A. Steele
            Telecopier No.: (905) 660-4585

            with a copy to:

            McCarter Grespan Robson Beynon
            675 Riverbend Drive
            Kitchener, Ontario
            N2K 3S3
            Attention: Thomas D. Beynon, Q.C.
            Telecopier No.: (519) 742-1841

            If to the Vendor:

            Huxtable's Foods, L.L.C.
            c/o Yellowstone Capital, Inc.
            1100 Louisiana, Suite 5005
            Houston. Texas 77002
            Attention: Omar A. Sawaf.
            Telecopier No.: (713) 650-0055

            and
            c/o Austin Ventures
            Norwood Tower, 13th Floor
            114 West 7th St.
            Austin, Texas 78701
            Attention:    Blaine Wesner
            Telecopier No.: (512) 485-1995

            with a copy to:

            Locke Liddell & Sapp LLP
            2600 Chase Tower
            600 Travis
            Houston. Texas 77002
            Attention: Gene G. Lewis
            Telecopier No.: (713) 223-3717

            Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

      b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or any delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

      c. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to conflicts of law principles. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      d. This Agreement (together with the Asset Purchase Agreement) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. For greater certainty, this Agreement overrides any reference to registration rights in any other agreement between the parties hereto.

      e. This Agreement shall enure to the benefit of and binds the parties and their respective heirs, executors, administrators, personal and legal representations, successors and permitted assigns. This Agreement and the rights hereunder shall not be assigned by any of the parties to this Agreement without the prior consent of all of the parties hereto, provided that the Vendor may assign its rights hereunder to its members in connection with a distribution of the Registrable

            Securities to its members, but the Company shall only be required to provide notices hereunder to the Vendor or its designee.

      f. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof

      g. This Agreement may be executed (by original or facsimile signature) in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

      h. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement to be executed as of the date first above written.

                                        INTERNATIONAL MENU SOLUTIONS
                                        CORPORATION

                                        By: /s/ M. A. Steele
                                            ------------------------------------
                                        Name: M. A. Steele
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------


                                        HUXTABLE'S FOODS, L.L.C.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

      IN WITNESS WHEREOF the parties hereto have executed this Agreement to be executed as of the date first above written.

                                        INTERNATIONAL MENU SOLUTIONS
                                        CORPORATION

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


                                        HUXTABLE'S FOODS, L.L.C.

                                        By: /s/ Clifford C. Maynard
                                            ------------------------------------
                                        Name: Clifford C. Maynard
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        1